Exhibit 5.1

Opinion of Miller Nash Graham & Dunn LLP Regarding Legality of Securities

[LETTERHEAD OF MILLER NASH GRAHAM & DUNN LLP]

August 2, 2017
Craft Brew Alliance, Inc.
929 North Russell Street
Portland, Oregon 97227-1733

Ladies and Gentlemen:
We have acted as counsel to Craft Brew Alliance, Inc., a Washington corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's possible issuance and sale from time to time, on a delayed basis, in an aggregate offering price of up to $75,000,000. The Company has provided us with a prospectus (the "Base Prospectus"), which forms part of the Registration Statement. The Base Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Registration Statement, as amended from time to time, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the following securities (collectively, the "Securities"):

•	shares of common stock, par value $0.005 per share, of the Company (the "Common Stock");

•	shares of preferred stock, par value $0.005 per share, of the Company (the "Preferred Stock");

•
debt securities, in one or more series (the "Debt Securities"), which may be issued pursuant to an indenture, to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the "Trustee") and the Company, in the form filed as Exhibit 4.3 to the Registration Statement (the "Indenture");

•
warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the "Warrants"), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the "Warrant Agent") and the Company, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K with the Securities and Exchange Commission (each, a "Warrant Agreement"); and

•
units composed of two or more of the securities listed above (the "Units"), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the "Unit Agent") and the Company, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K with the Securities and Exchange Commission (each, a "Unit Agreement"). The Units may be exchangeable for or settled into the Securities comprising the Units.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into, or Warrants exercisable for, Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, or Warrants exercisable for, Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture and Warrant Agreement, will be executed in the forms filed or to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock has been duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants, such convertible Debt Securities or Warrants, respectively, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.
Our opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of Washington. Our opinion is based on these laws as in effect on the date hereof. We have assumed for purposes of this opinion that the law governing the Debt Securities, Warrants and Units is the law of the State of Washington. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:
1.    With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company's then operative articles of incorporation, as amended (the "Articles of Incorporation") and bylaws, as amended (the "Bylaws"), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon the exercise of any Warrants or as components of Units in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.
2.    With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon the exercise of any Warrants or as components of Units in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.
3.    With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor; and (vii) in the case of Debt Securities issuable as components of Units, completion of the actions in respect of such Units referred to in paragraph 5 hereof, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or as components of Units in accordance with their terms, will be valid and legally binding obligations of the Company.
4.    With respect to Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor; and (vii) in the case of Warrants issuable as a component of Units, completion of the actions in respect of such Units referred to in paragraph 5 hereof, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.
5.    With respect to Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (iii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in accordance with the Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.
The opinions set forth in paragraphs 3, 4, and 5 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial; and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Base Prospectus which forms part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.
This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.
Very truly yours,

/s/ Miller Nash Graham & Dunn LLP
Miller Nash Graham & Dunn LLP